UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement.

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

☒	Definitive proxy statement.

☐	Definitive additional materials

☐	Soliciting material pursuant to §240.14a-12.

EDGAR ONLINE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-(6)(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 24, 2006

Dear Stockholder:

On behalf of the Board of Directors of EDGAR Online, Inc., I cordially invite you to attend our Annual Meeting of Stockholders, which will be held on May 31, 2006 at 10:00 A.M. (local time) at our offices at 50 Washington Street, Norwalk, Connecticut 06854.

At this year’s meeting, you will vote: (i) to elect seven (7) directors to serve on the Board of Directors of the Company until the Company’s 2007 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal; (ii) to approve and ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2006; and (iii) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

We have attached a notice of meeting and a proxy statement that contains more information about these proposals.

You will also find enclosed a proxy card appointing proxies to vote your shares at the Annual Meeting. Please sign, date and return your proxy card as soon as possible so that your shares can be represented and voted in accordance with your instructions, even if you cannot attend the Annual Meeting in person.

Sincerely,

Marc Strausberg

Chairman of the Board of Directors

EDGAR ONLINE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 31, 2006

TO THE STOCKHOLDERS OF EDGAR ONLINE, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of EDGAR Online, Inc., a Delaware corporation (“EDGAR Online” or the “Company”), will be held at the Company’s offices, 50 Washington Street, Norwalk, Connecticut 06854, on May 31, 2006 at 10:00 A.M. (local time) for the following purposes:

(1) ELECTION OF DIRECTORS: To elect seven (7) members of the Company’s Board of Directors (the “Board of Directors”) to serve until the Company’s 2007 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal;

(2) RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM: To ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2006; and

(3) OTHER BUSINESS: To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement that is attached to and made a part of this Notice. The Board of Directors has fixed April 21, 2006 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, your vote is important. To assure your representation at the Annual Meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada. Should you receive more than one proxy card because your shares are registered in different names and addresses, each proxy card should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting in the manner set forth in the Proxy Statement. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

The Proxy Statement and the accompanying proxy card are being mailed beginning on or about April 26, 2006 to stockholders entitled to vote.

By Order of the Board of Directors

Susan Strausberg

President, Chief Executive Officer

and Secretary

Norwalk, Connecticut

April 24, 2006

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU

OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE,

SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND

RETURN IT IN THE ENCLOSED ENVELOPE.

EDGAR ONLINE, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 31, 2006

GENERAL

The enclosed proxy is solicited by the Board of Directors (the “Board of Directors”) of EDGAR Online, Inc., a Delaware corporation (“EDGAR Online” or “the Company,” “we,” “our” or “us”), for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at 10:00 A.M. (local time) on May 31, 2006, at the Company’s offices, 50 Washington Street, Norwalk, Connecticut 06854, and any adjournment or postponement thereof. This Proxy Statement, the accompanying proxy card and the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2005 are being mailed on or about April 26, 2006 to stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND VOTING SHARES

Only holders of record of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the close of business on April 21, 2006 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had 25,383,825 shares of Common Stock outstanding. No shares of the Company’s preferred stock, par value $0.01, were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on the Record Date. Cumulative voting is not permitted.

Directors are elected by a plurality of votes, which means the seven (7) nominees who receive the largest number of properly executed votes will be elected as directors. Shares that are represented by proxies that are marked “withhold authority” for the election of one or more director nominees will not be counted in determining the number of votes cast for those persons. The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting (in person or by proxy) is required to ratify the appointment of the auditors. Abstentions will have the effect of a vote against these proposals. Broker non-votes will be deemed shares not present to vote on such matters and will not count as votes for or against such proposals and will not be included in calculating the number of votes necessary for approval of such matters. Any other matters properly considered at the Annual Meeting will be determined by a majority of the votes cast.

VOTING OF PROXIES

If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted: the proxy will be voted “FOR” the election of the directors proposed by the Board of Directors, unless the authority to vote for the election of such directors is withheld; the proxy will be voted “FOR” the approval to ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2006; and, in accordance with the discretion of the proxy holders, as to all other matters that may properly come before the Annual Meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will not be considered as voting with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares of Common Stock are represented by certificates or book entries in your name so that you appear as a stockholder on the records of the Company’s stock transfer agent, American Stock Transfer & Trust Company, a proxy card for voting those shares will be included with this Proxy Statement. You may vote those shares by completing, signing and returning the proxy card in the enclosed envelope. If you own shares in street name, meaning that your shares of Common Stock are held by a bank or brokerage firm, you may instead receive a voting instruction form with this Proxy Statement that you may use to instruct your bank or brokerage firm how to vote your shares. As with a proxy card, you may vote your shares by completing, signing and returning the voting instruction form in the envelope provided.

ATTENDANCE AND VOTING AT THE ANNUAL MEETING

If you own Common Stock of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted by proxy card. If you own Common Stock in street name, you may attend the Annual Meeting but in order to vote your shares at the Annual Meeting you must obtain a “legal proxy” from the bank or brokerage firm that holds your shares. You should contact your bank or brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting, even if you plan on attending the Annual Meeting. If you have already voted prior to the Annual Meeting, you may nevertheless change or revoke your vote at the Annual Meeting in the manner described below.

REVOCATION

If you own Common Stock of record you may revoke a previously granted proxy at any time before it is voted by (i) delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or (ii) attending the Annual Meeting and voting in person. Any stockholder owning Common Stock in street name may change or revoke previously given voting instructions by (i) contacting the bank or brokerage firm holding the shares or (ii) obtaining a legal proxy from such bank or brokerage firm and voting in person at the Annual Meeting.

TABULATION OF VOTES; QUORUM

Votes cast in person or by proxy at the Annual Meeting will be tabulated by the Inspector of Elections appointed for the Annual Meeting and will determine whether or not a quorum is present. The holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

SOLICITATION

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

STOCKHOLDER PROPOSALS

Our By-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders. In general, stockholder proposals and director nominations intended to be presented at our 2007 Annual Meeting of Stockholders must be received by us at our corporate headquarters between March 2, 2007 and April 2, 2007 in order to be considered at that meeting. This notice requirement does not apply to (i) any stockholder holding at least twenty-five percent (25%) of our outstanding Common Stock or (ii) any stockholder who has an agreement with us for the nomination of a person or persons for election to the Board of Directors. A copy of the full text of the By-law provisions discussed above may be obtained by writing to our Secretary at our corporate headquarters.

In addition to our By-law provisions, stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and intended to be presented at the 2007 Annual Meeting of Stockholders must be received by our Secretary at our corporate headquarters no later than December 25, 2006 in order to be considered for inclusion in our proxy materials for that meeting.

If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, we may exercise discretionary voting under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

DISSENTERS’ RIGHT OF APPRAISAL

Under Delaware law, stockholders are not entitled to dissenters’ rights on any proposal referred to herein.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company’s By-laws provide that the initial number of directors constituting the Board of Directors shall be seven (7), or such other number as fixed by the Board of Directors from time to time. The Board of Directors reserves the right to increase the size of the Board of Directors as provided in the Company’s By-laws.

At the Annual Meeting, the stockholders will elect seven (7) directors, who have been recommended by the Nominating Committee of the Board of Directors and who will serve a one-year term until the 2007 Annual Meeting of Stockholders or until a successor is elected or appointed and qualified or until such director’s earlier resignation or removal. If any nominee is unable or unwilling to serve as a director, proxies may be voted for a substitute nominee designated by the present Board of Directors. The Board of Directors has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected. Proxies received will be voted “FOR” the election of all nominees unless otherwise directed. Pursuant to applicable Delaware corporation law, assuming the presence of a quorum, seven (7) directors will be elected from among those persons duly nominated for such positions by a plurality of the votes actually cast by stockholders entitled to vote at the Annual Meeting who are present in person or by proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE

NOMINEES NAMED BELOW.

INFORMATION CONCERNING NOMINEES

Certain information about each of the seven (7) nominees is set forth below. Each director has served continuously with the Company since his or her first election as indicated below.

Name	Age	Position	Director Since
Susan Strausberg (1)	67	Chief Executive Officer, President, Secretary and Director	1995
Marc Strausberg (1)	71	Chairman of the Board of Directors	1995
Greg D. Adams (1)	44	Chief Operating Officer, Chief Financial Officer and Director	2004
Elisabeth DeMarse (2)(3)(4)	51	Director	2004
Richard L. Feinstein (3)(4)	62	Director	2003
Mark Maged (2)(3)(4)	74	Director	1999
Douglas K. Mellinger (2)	41	Director	2006

(1)	Member of the Outside Directors Compensation Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating Committee.
(4)	Member of the Audit Committee.

Susan Strausberg, one of our co-founders, has served as a member of the Board of Directors, Chief Executive Officer and Secretary since our formation in November 1995 and as President since January 2003. Ms. Strausberg served on the Board of Directors of RKO Pictures from December 1998 to May 2001. Ms. Strausberg is a member of the Sarah Lawrence Planning Committee. Ms. Strausberg is the wife of Marc Strausberg, our other co-founder and Chairman. Ms. Strausberg received a B.A. from Sarah Lawrence College.

Marc Strausberg, our other co-founder, has served as Chairman of the Board of Directors since our inception in November 1995. Mr. Strausberg serves on the advisory board of CARLAB, the Continuous Auditing

Research Lab at Rutgers University and is a member of the Council on the future of the Courant Institute of Mathematical Sciences at New York University. Mr. Strausberg is the husband of Susan Strausberg, our Chief Executive Officer and President. Mr. Strausberg received a B.A. from Muhlenberg College.

Greg D. Adams joined us as our Chief Financial Officer in March 1999 and became Chief Operating Officer in January 2003. Mr. Adams became a member of the Board of Directors in February 2004. From May 1996 to March 1999, Mr. Adams served as Senior Vice President Finance and Administration of PRT Group Inc., a technology solutions and services company. Mr. Adams is a Certified Public Accountant. Mr. Adams is a member of the New York State Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Mr. Adams received a B.B.A. in accounting from the College of William & Mary.

Elisabeth DeMarse has been a member of the Board of Directors since November 2004. Ms. DeMarse is currently a member of the Board of Directors of Heska Corporation, where she serves on its audit committee. From April 2000 to July 2004, Ms. DeMarse served as President and Chief Executive Officer of Bankrate Inc., an internet based consumer banking marketplace. From January 1999 to April 2000, Ms. DeMarse served as Executive Vice President of International Operations at Hoover’s, Inc., which operates Hoover’s Online. Prior to her focus in the Internet sector, Ms. DeMarse spent ten years at Bloomberg L.P. in various leadership positions, and over four years at Western Union marketing telecommunications services. Ms. DeMarse holds an A.B. cum laude from Wellesley College, and an M.B.A. from Harvard with an emphasis on marketing. Ms. DeMarse is a member of The Committee of 200.

Richard L. Feinstein has been a member of the Board of Directors since April 2003. Mr. Feinstein is currently a private consultant providing management and financial advice to clients in a variety of industries. From December 1997 to October 2002, Mr. Feinstein was a Senior Vice President and Chief Financial Officer for The Major Automotive Companies, Inc. (MJRC.PNK), formerly a diversified holding company, but now engaged solely in retail automotive dealership operations. Mr. Feinstein, a Certified Public Accountant, received a B.B.A. from Pace University.

Mark Maged has been a member of the Board of Directors since March 1999. Since 1992, Mr. Maged, either individually or as Chairman of MJM Associates, LLC, has engaged in various private investment banking activities in the U.S. and internationally. From September 1995 through May 2000, Mr. Maged was chairman of Internet Tradeline, Inc. Mr. Maged received a B.S.S. from the College of the City of New York and an M.A. and L.L.B. from Harvard University.

Douglas K. Mellinger joined the Board of Directors in February 2006. Since August 2001, Mr. Mellinger has been Vice-chairman and co-founder of Foundation Source, a provider of support services for private foundations. Prior to assuming his full-time responsibilities with Foundation Source, from July 2000 to August 2001, Mr. Mellinger was a partner with Interactive Capital Partners, an investor and investment banker for early-stage technology companies. Mr. Mellinger is also the founder of Enherent (Nasdaq:ENHT), a global software development and services company, where he served as Chief Executive Officer from August 1989 to June 1999, Chairman of the Board from July 1999 to October 2000, and is currently a director. Mr. Mellinger has served as both the national and international director of the Association of Collegiate Entrepreneurs. In addition, Mr. Mellinger helped found the Young Entrepreneurs’ Organization, and served as its international president in 1997 and 1998. Mr. Mellinger is a graduate of Syracuse University.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors held nine (9) meetings and took two (2) actions by written consent during the fiscal year ending December 31, 2005 (the “2005 Fiscal Year”). The Board of Directors has an Audit Committee, a Compensation Committee, an Outside Directors Compensation Committee and a Nominating Committee. Each director attended or participated in 75% or more of the aggregate of: (i) the total number of meetings of the Board of Directors; and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served during the 2005 Fiscal Year. Each director is expected to attend and participate in, either in person or by means of telephonic conference, all scheduled Board of Director meetings and meetings of committees on which such director is a member. Each of our directors then serving attended last year’s annual meeting of stockholders, and members of the Board of Directors are encouraged to attend the annual meeting each year. A majority of our Board of Directors, consisting of Ms. DeMarse and Messrs. Feinstein, Maged and Mellinger, qualify as “independent” within the meaning of the director independence standards of The Nasdaq Stock Market, Inc. (“Nasdaq”). Individuals may communicate directly with members of the Board of Directors or members of the Board of Director’s standing committees by writing to the following address:

EDGAR Online, Inc.

50 Washington Street

Norwalk, Connecticut 06854

Attention: Secretary

The Secretary will summarize all correspondence received and periodically forward summaries to the Board of Directors. Members of the Board of Directors may, at any time, request copies of any such correspondence. Communications may be addressed to the attention of the Board of Directors, a standing committee of the Board of Directors, or any individual member of the Board of Directors or a committee. Communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requires investigation to verify its content may not be forwarded.

Audit Committee

The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including selecting the Company’s independent registered public accounting firm, the scope of the annual audits, fees to be paid to the accountants, the performance of the independent registered public accounting firm and the Company’s accounting practices. The members of the Audit Committee currently are Ms. DeMarse and Messrs. Feinstein and Maged, each of whom, as required by Nasdaq, qualifies as “independent” under special standards established by the U.S. Securities and Exchange Commission (the “SEC”) for members of audit committees. The Audit Committee also includes at least one independent member who is determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including that the person meets the relevant definition of an “independent director.” Richard L. Feinstein, the Chairman of the Audit Committee, is the independent director who has been determined to be an audit committee financial expert. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Feinstein’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Feinstein any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board of Directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors. The Board of Directors has also determined that each Audit Committee member has sufficient knowledge in reading and understanding the Company’s financial statements to serve on the Audit Committee. The Audit Committee held four (4) meetings during the 2005 fiscal year.

Compensation Committee

The Compensation Committee reviews and approves the compensation and benefits of the Company’s key executive officers, administers the Company’s employee benefit plans and makes recommendations to the Board of Directors regarding such matters. The current members of the Compensation Committee are Ms. DeMarse and Messrs. Maged and Mellinger, each of whom is an independent within the meaning of the director independence standards of Nasdaq. Mr. Maged serves as the Chairman of the Compensation Committee. The Compensation Committee held two (2) meetings and took two (2) actions by written consent during the 2005 fiscal year.

Outside Directors Compensation Committee

The Outside Directors Compensation Committee has the discretion of granting compensation and stock options to the outside directors under the terms of the 2005 Stock Award and Incentive Plan (the “2005 Plan”). The members of the Outside Directors Compensation Committee are Messrs. Adams and Strausberg and Ms. Strausberg. The Outside Directors Compensation Committee took two (2) actions by written consent during the 2005 fiscal year.

Nominating Committee

The Nominating Committee reviews and assesses the composition of the Board of Directors, assists in identifying potential new candidates for director and nominates candidates for election to the Board of Directors. The Nominating Committee currently consists of Ms. DeMarse and Messrs. Feinstein and Maged, each of whom is independent within the meaning of the director independence standards of Nasdaq. The Nominating Committee held one (1) meeting during the 2005 fiscal year.

The Nominating Committee operates under a formal Nominating Committee Charter, which was attached as Exhibit A to the proxy statement filed on May 31, 2005 for the 2005 Annual Meeting of Stockholders of the Company, and contains a detailed description of such Committee’s duties and responsibilities. As more fully described in its charter, the functions of the Nominating Committee include identifying individuals qualified to become directors and making recommendations to the Board of Directors for the selection of such candidates for directorship, with the goal of assembling a Board of Directors that brings the Company a variety of perspectives and skills derived from business and professional experience. When considering a potential candidate, the Nominating Committee takes into consideration such factors as it deems appropriate, including, without limitation, experience levels, career specialization, leadership qualities, strength of character, diversity, and the extent to which a candidate would fill a present need on the Board of Directors.

The Nominating Committee will evaluate director candidates recommended by stockholders in light of the Committee’s criteria for the selection of new directors. Any stockholder recommendation of a director candidate should include the candidate’s name, biographical data and a detailed description of the candidate’s qualifications for Board of Director membership, and should be sent to EDGAR Online, Inc., 50 Washington Street, Norwalk, Connecticut, 06854, Attention: Secretary. Any stockholder recommendations must be submitted in sufficient time for an appropriate evaluation by the committee. In addition, any stockholder wishing to nominate a director for consideration at an annual meeting of stockholders must follow the procedures set forth in this Proxy Statement.

The Nominating Committee will periodically assess the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating Committee will consider potential candidates for director who may come to its attention through current Board of Director members, stockholders or other persons. To date, no search firms or other third parties have been used to identify or evaluate or assist in identifying potential nominees. The candidates will be evaluated at meetings of the Nominating Committee, and may be considered at any point during the year.

AUDIT COMMITTEE REPORT

On June 12, 2000, the Board of Directors adopted a charter for the Audit Committee. Subsequently, on March 23, 2004, the Board of Directors adopted an Amended and Restated Audit Committee Charter, a copy of which was attached as Exhibit B to the proxy statement filed on May 31, 2005 for the 2005 Annual Meeting of Stockholders of the Company. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent registered public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board and to issue a report thereon. The Audit Committee has the power and authority to engage the independent registered public accountants, reviews the preparations for and the scope of the audit of the Company’s annual financial statements, reviews drafts of the statements and monitors the functioning of the Company’s accounting and internal control systems through discussions with representatives of management, the independent registered public accountants and the accounting staff and internal auditors.

On March 13, 2006, the Audit Committee met to review the results of the 2005 Fiscal Year audit. During this meeting, the Audit Committee discussed the matters required to be disclosed by Statement on Auditing Standards No. 61, as amended, with BDO Seidman, LLP, our independent registered public accounting firm (“BDO”). BDO delivered the written disclosures and letter required by Independence Standards Board Standard No. 1. This Standard requires auditors to communicate, in writing, at least annually, all relationships between the auditors and the Company that, in the auditors’ professional judgment, may reasonably be thought to affect the auditors’ independence. The Audit Committee has received this disclosure and discussed with BDO its independence from the Company. In addition, the Audit Committee discussed the audited financial statements for 2005 and the results of the audit with the Company’s management. Based upon its meetings with BDO and its review of the audited financial statements, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ending December 31, 2005, which was filed with the SEC on March 20, 2006.

The Audit Committee plans to meet with BDO during the current fiscal year and in early 2007 to review the scope of the 2006 audit and other matters.

Submitted by the Audit Committee:

Richard L. Feinstein, Chairman

Elisabeth DeMarse

Mark Maged

CODE OF ETHICS

The Company adopted a Code of Ethics and a Code of Conduct that apply to its chief executive officer, chief financial officer, all other executive officers, senior financial officers, directors and employees. A copy of the code was filed as an exhibit to our Annual Report on Form 10-K for the year ending December 31, 2003.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The executive officers of the Company as of the date of this Proxy Statement, other than Mr. Strausberg, Ms. Strausberg and Greg D. Adams, are identified below. Executive officers are elected annually by the Board of Directors and serve at the pleasure of the Board of Directors.

Name	Age	Position
Stefan Chopin	47	Chief Technology Officer
Morton Mackof	58	Executive Vice President of Sales

Stefan Chopin was a member of the Board of Directors from 1996 until February 2004, when he was appointed Chief Technology Officer. Mr. Chopin was previously the President of Pequot Group Inc., a technology development company for the financial services industry. From October 1998 to November 2001, Mr. Chopin was the Senior Vice President of Technology for iXL Enterprises, Inc., an e-business solutions provider.

Morton Mackof joined the Board of Directors in February 2004 and became our Executive Vice President of Sales in November 2004. Mr. Mackof resigned from the Board of Directors in March 2005. Prior to joining our company, Mr. Mackof served in numerous executive capacities with International Business Machines, FONAR Corporation, Third Millennium Technology and Data General Corporation. From February 1991 to June 1997, Mr. Mackof also served as the President and Executive Vice President of Sales and Marketing for Track Data Corporation. Mr. Mackof received a B.S. in Electrical Engineering from Rensselaer Polytechnic Institute, where he also pursued graduate studies in Computer Science.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth the total compensation paid or accrued for the fiscal years ending December 31, 2005, 2004 and 2003 by our Chief Executive Officer, our former President and our four (4) most highly compensated executive officers (other than our Chief Executive Officer).

	Annual Compensation					Long-Term Compensation Securities Underlying Options (#)
Name and Principal Position	Year	Salary	Bonus	Other
Susan Strausberg (1)	2005	$239,167	$15,000	$21,000	(2)	50,000
Chief Executive Officer and President	2004	$220,000	$24,750	$21,000	(2)	7,500
	2003	$211,231	—	$12,115	(2)	27,500

Marc Strausberg	2005	$100,000	$15,000	$21,000	(2)	—
Chairman	2004	$100,000	—	$21,000	(2)	7,500
	2003	$113,846	—	$12,115	(2)	15,000

Greg Adams (1)	2005	$210,000	$12,500	$18,000	(2)	—
Chief Operating Officer and Chief	2004	$195,000	$21,938	$18,000	(2)	180,000
Financial Officer	2003	$193,346	—	$18,000	(2)	130,000

Stefan Chopin	2005	$216,875	$25,000	$18,000	(2)	50,000
Chief Technology Officer	2004	$170,625	—	$15,750	(3)	107,500	(3)
	2003	—	—	$12,500	(3)	10,000	(3)

Morton Mackof	2005	$195,000	—	$19,167	(2)(4)	25,000
Executive Vice President of Sales	2004	$17,750	—	$28,667	(4)	90,000	(4)
	2003	—	—	—

Tom Vos	2005	$—	—	$42,000	(5)	—
Former President and Chief	2004	$—	—	$170,000	(5)	—
Operating Officer	2003	$41,731	—	$340,000	(5)	—

(1)	Effective January 27, 2003, Ms. Strausberg assumed the responsibilities of President and Mr. Adams assumed the responsibilities of Chief Operating Officer.
(2)	Includes amounts paid as commutation allowances.
(3)	Includes amounts paid and options granted pursuant to Mr. Chopin’s position as a director. 15,000 options granted under the 1999 Outside Directors’ Stock Option Plan were cancelled when Mr. Chopin resigned from the Board of Directors in 2004.
(4)	Includes amounts paid and options granted pursuant to Mr. Mackof’s position as a director and outside consultant. 15,000 options granted under the 1999 Outside Directors’ Stock Option Plan were cancelled when Mr. Mackof resigned from the Board of Directors in 2004.
(5)	Includes amounts paid under a Separation and Release Agreement between us and Mr. Vos. Mr. Vos’ employment terminated in March 2003.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information regarding stock options granted to each of the executives named in the Summary Compensation Table above during the 2005 fiscal year. We have never granted any stock appreciation rights.

	Individual Grants (1)				Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term(3)
	Number of Securities Underlying Options	Percent of Total Options Granted To Employees In	Exercise Price Per
Name	Granted	2005 (2)	Share	Expiration Date	5%	10%
Susan Strausberg	50,000	8.67%	$1.45	January 31, 2015	$75,729	$163,531
Marc Strausberg	—	—	$—	—	$—	$—
Greg Adams	—	—	$—	—	$—	$—
Stefan Chopin	50,000	8.67%	$1.32	January 31, 2015	$82,229	$170,031
Morton Mackof	25,000	4.33%	$1.32	January 31, 2015	$41,115	$85,015
Tom Vos	—	—	$—	—	$—	$—

(1)	Each option represents the right to purchase one share of our common stock. The options shown in this table were all granted under our 1999 Stock Option Plan, as amended.
(2)	In the 2005 fiscal year, we granted options to employees to purchase an aggregate of 577,000 shares of our common stock.
(3)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future common stock price growth. These amounts represent certain assumed rates of appreciation in the value of our common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises depend on the future performance of our common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The following table sets forth information concerning the exercise of stock options during the 2005 fiscal year by each of the executives named in the Summary Compensation Table above and the fiscal year-end value of unexercised options. No options were exercised by any of the executives named in the Summary Compensation Table above during this period.

	Number of Securities Underlying Unexercised Options At December 31, 2005		Value of Unexercised In-The-Money Options At December 31, 2005 (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Susan Strausberg	82,333	64,167	$28,862	$28,975
Marc Strausberg	74,000	10,000	$22,863	$7,475
Greg Adams	403,167	163,333	$109,467	$100,933
Stefan Chopin	60,001	124,999	$9,575	$38,050
Morton Mackof	25,000	75,000	$13,000	$38,500
Tom Vos	391,500	—	$330,200	$—

(1)	The closing price of our common stock as of December 30, 2005 was $1.82.

DIRECTOR COMPENSATION

Directors are currently eligible to receive stock options every three years under the 2005 Plan, which replaced the 1996 Stock Option Plan (the “1996 Plan”), the 1999 Stock Option Plan (the “1999 Plan”) and the 1999 Outside Directors’ Stock Option Plan (the “1999 Directors Plan”). Each new non-employee director is granted, at the time of his or her appointment and on each third anniversary thereafter, a nonstatutory option to purchase 15,000 shares of Common Stock. The exercise price of each of these options is equal to the fair market value of Common Stock on the date of grant. These options vest equally over a three-year period.

In August 2005, Messrs. Feinstein and Maged, and Ms. DeMarse were each granted options to purchase 30,000 shares of Common Stock at an exercise price of $2.36 per share under the 2005 Plan.

In addition to the grant of stock options available to directors, non-employee directors are now eligible to receive $5,000 every six months as consideration for their service on the Board of Directors. Beginning in November 2004, directors are also eligible to receive $5,000 per year for serving on each of the Audit Committee and the Compensation Committee and an additional $2,500 for chairing a committee.

On January 3, 2005, Messrs. Feinstein and Maged, and Ms. DeMarse received $7,500, $9,167 and $5,833, respectively. On June 29, 2005 and January 3, 2006, Messrs. Feinstein and Maged, and Ms. DeMarse received $8,750, $11,250 and $7,500, respectively.

Employment Agreements

On April 26, 2004, we entered into a two-year employment agreement with Susan Strausberg to serve as our President, Chief Executive Officer and Secretary. The term of the agreement extends automatically for an additional year at the end of the initial term and each anniversary thereafter unless 30-day prior notice of termination is provided by either Ms. Strausberg or us. The agreement provides for a minimum annual salary of $220,000, an annual bonus at the discretion of the Board of Directors and a commutation allowance equal to $1,750 per month. Additionally, in the event there is a change of control (as defined in the agreement) and Ms. Strausberg’s employment is terminated (either by her or us) within the employment term, Ms. Strausberg will receive a severance benefit equal to the sum of (i) her then applicable annual base salary and (ii) the average of her last two annual cash bonuses, which will continue for the greater of (a) the balance of the remaining term of the agreement or (b) one year from the date of termination. Moreover, if we terminate the agreement during the employment term for any reason other than for cause, death or change of control, if we decide not to renew the agreement or Ms. Strausberg terminates the agreement for good reason (as defined in the agreement), we will pay Ms. Strausberg a one-year severance payment. The agreement also contains non-compete and non-solicitation provisions effective during the term of her employment and for one year thereafter. On January 31, 2005, we executed an amendment to Ms. Strausberg’s employment agreement which provides for immediate vesting of any stock options outstanding under certain circumstances.

On April 26, 2004, we entered into a two-year employment agreement with Marc Strausberg to serve as our Chairman of the Board of Directors. The term of the agreement extends automatically for an additional year at the end of the initial term and each anniversary thereafter unless 30-day prior notice of termination is provided by either Mr. Strausberg or us. The agreement provides for a minimum annual salary of $100,000, an annual bonus at the discretion of the Board of Directors and a commutation allowance equal to $1,750 per month. In the event there is a change of control (as defined in the agreement) and Mr. Strausberg’s employment is terminated (either by him or us) within the employment term, Mr. Strausberg will receive a severance benefit equal to the sum of (i) his then applicable annual base salary and (ii) the average of his last two annual cash bonuses, which will continue for the greater of (a) the balance of the remaining term of the agreement or (b) one year from the date of termination. Moreover, if we terminate the agreement during the employment term for any reason other than for cause, death or change of control, if we decide not to renew the agreement or Mr. Strausberg terminates the agreement for good reason (as defined in the agreement), we will pay Mr. Strausberg a one-year severance payment. The agreement also contains non-compete and non-solicitation provisions effective during the term of his employment and for one year thereafter. On January 31, 2005, we executed an amendment to Mr. Strausberg’s employment agreement which provides for immediate vesting of any stock options outstanding under certain circumstances.

On December 27, 2004, we entered into a two-year employment agreement with Greg Adams to serve as our Chief Financial Officer and Chief Operating Officer. The agreement extends automatically for an additional year at the end of the initial term and each anniversary thereafter unless 30-day prior notice of termination is provided by either Mr. Adams or us. The agreement provides Mr. Adams with a minimum annual salary of $210,000, an annual bonus at the discretion of the Board of Directors and a commutation allowance equal to $1,500 per month. Mr. Adams was also granted options to purchase 150,000 shares of our common stock under our 1999 Stock Option Plan. In the event there is a change of control (as defined in the agreement) and Mr. Adams’s employment is terminated (either by him or us) within one year thereafter, Mr. Adams will receive a severance benefit equal to the sum of (i) 1.5 times his then applicable annual base salary and (ii) the average of his last two annual cash bonuses paid, as well as the cost of outplacement counseling up to $25,000. Moreover, if we terminate the agreement during the employment term for any reason other than for cause, death or change of control, if we decide not to renew the agreement or Mr. Adams terminates the agreement for good reason (as defined in the agreement), we will pay Mr. Adams a severance payment equal to one year of his then applicable salary and the average of the last two annual cash bonuses in 12 monthly installments. Additionally, the agreement contains non-compete and non-solicitation provisions effective during the term of his employment and for one year thereafter. On January 31, 2005, we executed an amendment to Mr. Adams’ employment agreement which provides for immediate vesting of any stock options outstanding under certain circumstances.

On February 18, 2004, we entered into a one-year employment agreement with Stefan Chopin to serve as Chief Technology Officer. The agreement extends automatically for an additional year at the end of the initial term and each anniversary thereafter unless 30-day prior notice of termination is provided by either Mr. Chopin or us. The agreement provides Mr. Chopin with a minimum salary of $195,000, a commutation allowance equal to $1,500 per month and an annual bonus at the discretion of the Board of Directors. Mr. Chopin was also granted options to purchase 100,000 shares of our common stock under our 1999 Stock Option Plan. In the event there is a change of control (as defined in the agreement) and Mr. Chopin’s employment is terminated (either by him or us) within one year thereafter, Mr. Chopin will receive a severance benefit equal to the sum of (i) his then applicable annual base salary and (ii) the average of his last two annual cash bonuses. Additionally, the agreement contains non-compete and non-solicitation provisions effective during the term of his employment and for one year thereafter. On January 31, 2005, we executed an amendment to Mr. Chopin’s employment agreement which provides for immediate vesting of any stock options outstanding under certain circumstances. The agreement automatically renewed for additional one-year terms on February 18, 2005 and February 18, 2006.

On November 29, 2004, we entered into a two-year employment agreement with Morton Mackof to serve as our Executive Vice President of Sales. The agreement extends automatically for an additional year at the end of the initial term and each anniversary thereafter, unless 30-day prior notice of termination is provided by either Mr. Mackof or us. The agreement provides Mr. Mackof with a minimum annual salary of $195,000 and an annual bonus at the discretion of the Board of Directors. Mr. Mackof was also granted options to purchase 75,000 shares of our common stock under our 1999 Stock Option Plan. If we terminate the agreement during the employment term for any reason other than for cause, death or change of control, if we decide not to renew the agreement or Mr. Mackof terminates the agreement for good reason (as defined in the agreement), we will pay Mr. Mackof a severance payment equal to one year of his then applicable salary and the average of the last two annual cash bonuses. Additionally, the agreement contains non-compete and non-solicitation provisions effective during the term of his employment and for one year thereafter. On January 31, 2005, we executed an amendment to Mr. Mackof’s employment agreement which provides for immediate vesting of any stock options outstanding under certain circumstances.

On June 2001, we entered into a five-year amended and restated employment agreement with Tom Vos to serve as President and Chief Operating Officer. In March 2003, we and Mr. Vos entered into a Separation and Release Agreement (the “Separation Agreement”) under which Mr. Vos’ employment terminated with us as of February 24, 2003. We paid Mr. Vos an aggregate of $552,000 in 2003, 2004 and 2005 pursuant to the Separation Agreement. We also made scheduled payments in 2003, 2004 and 2005 to the Deferred Compensation Plan established for the benefit of Mr. Vos under the terms of the June 29, 2001 employment agreement. All stock options issued to Mr. Vos are fully vested as of April 25, 2003 and are exercisable through March 30, 2008. Accordingly, we have satisfied all obligations under this agreement.

Compensation Committee Interlocks and Insider Participation

No interlocking relationships exist between any members of our Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Compensation Committee Report On Executive Compensation

Scope of the Committee’s Work. The Compensation Committee of the Board of Directors is responsible for reviewing and recommending to the Board of Directors the compensation of the Company’s Chief Executive Officer and senior executive officers and reviewing and approving the compensation of the Company’s non-senior executive officers, consistent with employment contracts, where appropriate. The Committee believes the compensation paid to the Company’s executive officers is competitive with companies within its industry that are comparable in size and by companies outside the industry with which the Company competes for executive talent.

The current members of the Compensation Committee are Ms. DeMarse and Messrs. Maged and Mellinger, each of whom is independent within the meaning of the director independence standards of Nasdaq. The Compensation Committee believes that the compensation programs for the Company’s executive officers should reflect the Company’s performance and the value created for the Company’s stockholders. In addition, the Compensation Committee believes that the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contributions to the Company’s success. The Compensation Committee ensures that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company’s performance with the interests of the Company’s stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

Executive Compensation Philosophy and Policies. The Company’s overall compensation philosophy is to provide a total compensation package that is competitive and enables the Company to attract, motivate, reward and retain key executives and other employees who have the skills and experience necessary to promote the short and long-term financial performance and growth of the Company.

The Compensation Committee recognizes the critical role of its executive officers in the significant growth and success of the Company to date and its future prospects. Accordingly, the Company’s executive compensation policies are designed to: (1) align the interests of executive officers and stockholders by encouraging stock ownership by executive officers and by making a significant portion of executive compensation dependent upon the Company’s financial performance; (2) provide compensation that will attract and retain talented professionals; (3) reward individual results through base salary, annual cash bonuses, long-term incentive compensation in the form of stock options and various other benefits; and (4) manage compensation based on skill, knowledge, effort and responsibility needed to perform a particular job successfully.

In its review of salary, bonuses and long-term incentive compensation for its executive officers, the Compensation Committee takes into account both the position and expertise of a particular executive, as well as the Committee’s understanding of the competitive compensation for similarly situated executives in the Company’s industry.

Executive Compensation. Base Salary. Salaries for executive officers for 2005 were generally determined on an individual basis by evaluating each executive’s scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

Bonus. The amount of cash bonuses paid to executives is partially based upon the financial results of the Company, personal and team objectives and the recommendations of the Compensation Committee. Bonuses were paid to executive officers of the Company for 2005, as reported in the Summary Compensation table above.

Long-Term Incentive Awards. The Compensation Committee believes that equity-based compensation in the form of stock options links the interests of executives with the long-term interests of EDGAR Online’s stockholders and encourages executives to remain in EDGAR Online’s employ. The Company grants stock options in accordance with its various stock option plans. Grants are awarded based on a number of factors, including the individual’s level of responsibility, the amount and term of options already held by the individual, the individual’s contributions to the achievement of EDGAR Online’s financial and strategic objectives and industry practices and norms.

Compensation of the Chief Executive Officer. The Company entered into a two-year employment agreement, dated as of April 26, 2004, with Susan Strausberg, in which she serves as the Company’s President, Chief Executive Officer and Secretary. The agreement provides for a minimum annual salary of $220,000, an annual bonus at the discretion of the Board of Directors and a commutation allowance equal to $1,750 per month. Ms. Strausberg’s salary and other compensation and the terms of her employment agreement have been established by reference to the salaries and equity participations of other chief executive officers of companies in EDGAR Online’s industry and in recognition of Ms. Strausberg’s unique skills and importance to EDGAR Online.

Internal Revenue Code Section 162(m) Limitation. Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the Company’s executive officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance based compensation paid to EDGAR Online’s executive officers in 2003 did not exceed the $1 million limit per officer. EDGAR Online’s Stock Option Plans are structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. The Compensation Committee currently intends to limit the dollar amount of all other compensation payable to the Company’s executive officers to no more than $1 million. The Compensation Committee is aware of the limitations imposed by Section 162(m), and the exemptions available therefrom, and will address the issue of deductibility when and if circumstances warrant.

Submitted by the Compensation Committee:

Mark Maged, Chairman

Elisabeth DeMarse

Douglas K. Mellinger

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Common Stock as of the Record Date by (i) all persons who are beneficial owners of five percent (5%) or more of the Common Stock, (ii) each director and nominee for director, (iii) the executive officers named in the Summary Compensation Table of the Executive Compensation section of this Proxy Statement and (iv) all directors and executive officers as a group. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all of our common stock owned by them. Unless otherwise indicated, the address for those listed below is c/o EDGAR Online, Inc., 50 Washington Street, Norwalk, Connecticut 06854.

Name of Beneficial Owner	Number of Shares (1)	Percent of Shares Owned
Executive Officers and Directors:
Susan Strausberg (2)	2,055,007	8.05%
Marc Strausberg (3)	2,055,007	8.05%
Greg D. Adams (4)	464,000	1.80%
Stefan Chopin (5)	405,218	1.59%
Morton Mackof (6)	46,334	*
Elizabeth DeMarse (7)	5,000	*
Richard L. Feinstein (8)	15,000	*
Mark Maged (9)	125,940	*
Douglas K. Mellinger	—	—
All executive officers and directors as a group (9 persons)	3,116,499	11.92%
Other 5% Stockholders:
Theodore Cross (10)	1,831,550	7.22%
One Cambleton Circle
Princeton, NJ 08540
Midwood Capital (11)	1,377,290	5.43%
One Washington Mall
8th Floor
Boston, Ma 02108
Basil P. Regan (12)	1,275,000	5.02%
c/o Regan Partners, L.P. 32 East 57th Street, 20th Floor New York, NY 10002

*	Less than 1%.
(1)	Shares of common stock underlying options currently exercisable or exercisable within 60 days are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options but are not deemed outstanding for computing the percentage ownership of any other person.
(2)	Includes 1,912,840 shares owned by TheBean LLC, as well as 85,667 shares issuable upon exercise of options exercisable within 60 days and 56,500 shares issuable upon exercise of options exercisable within 60 days owned by Mr. Strausberg. Ms. Strausberg is a managing member of TheBean LLC and as such she may be deemed to be the beneficial owner of all the shares held by TheBean LLC. Ms. Strausberg disclaims beneficial ownership of the shares owned by her husband.
(3)	Includes 1,912,840 shares owned by TheBean LLC, as well as 56,600 shares issuable upon exercise of options exercisable within 60 days and 85,667 shares issuable upon exercise of options exercisable within 60 days owned by Ms. Strausberg. Mr. Strausberg is a managing member of TheBean LLC and as such he may be deemed to be the beneficial owner of all the shares held by TheBean LLC. Mr. Strausberg disclaims beneficial ownership of the shares owned by his wife.

(4)	Includes 416,500 shares issuable upon exercise of options exercisable within 60 days.
(5)	Includes shares owned jointly with Barbara Chopin, his wife and 115,834 shares issuable upon exercise of options exercisable within 60 days.
(6)	Includes 8,000 shares owned by Mr. Mackof’s daughter and 33,334 shares issuable upon exercise of options exercisable within 60 days.
(7)	Includes 5,000 shares issuable upon exercise of options exercisable within 60 days.
(8)	Includes 15,000 shares issuable upon exercise of options exercisable within 60 days.
(9)	Includes 42,500 shares issuable upon exercise of options exercisable within 60 days.
(10)	Reflects amount derived from such person’s Schedule 13G, as filed with the SEC on February 9, 2006.
(11)	Reflects amount derived from such entity’s Schedule 13D, as filed with the SEC on January 18, 2006.
(12)	Reflects amount derived from such entity’s Schedule 13G, as filed with the SEC on March 1, 2006.

STOCK PERFORMANCE GRAPH

The following graph compares, for the periods indicated below, a comparison of cumulative total stockholder returns for the Company, the Russell 2001 Index, and a composite of a peer group comprised of Factset Research Systems and TheStreet.com, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act generally requires our executive officers and directors, and persons who own more than ten percent of our common stock, to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Regulations promulgated by the SEC require us to disclose any reporting violations with respect to the 2005 fiscal year which came to our attention based on a review of the applicable filings required by the SEC to report the status of an officer or director, or the changes in beneficial ownership as submitted to us. Based solely on review of such forms received by us, we believe that all required reports for the 2005 fiscal year have been timely filed.

PROPOSAL TWO

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Audit Committee has appointed the firm of BDO Seidman, LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2006, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares of Common Stock represented and voting at the Annual Meeting is required to ratify the selection of BDO.

In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

A representative of BDO is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

FEES PAID TO BDO SEIDMAN, LLP

During 2005 and 2004, we retained our principal auditors, BDO, in several capacities (in thousands):

	2005	2004
Audit Fees	$152	$174
Audit-Related Fees	15	15
Tax Fees	—	—
All Other Fees	—	—

Total	$167	$189

Audit Fees. Audit fees represent amounts incurred in connection with the audit of our annual financial statements included in our Form 10-K and review of quarterly financial statements included in our Forms 10-Q. In addition, audit fees in 2005 included amounts incurred in connection with our Form S-8 filing and in 2004 included amounts incurred with our secondary public offering in May 2004.

Audit Related Fees. Audit related fees represent amounts incurred in connection with the audit of our 401(k) Savings Plan.

All fees paid by us to our independent registered public accounting firm were approved by the Audit Committee in advance of the services being performed by such auditors.

AUDIT COMMITTEE POLICY ON PRE-APPROVAL OF SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pursuant to the rules and regulations of the SEC, before the Company’s independent accountant is engaged to render audit or non-audit services, the engagement must be approved by the Audit Committee or entered into pursuant to the Audit Committee’s pre-approval policies and procedures. The policy granting pre-approval to certain specific audit and audit-related services and specifying the procedures for pre-approving other services is set forth in the Amended and Restated Charter of the Audit Committee, a copy of which was attached as Exhibit B to the proxy statement filed on May 31, 2005 for the 2005 Annual Meeting of Stockholders of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF BDO SEIDMAN, LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

FORM 10-K

The Company filed an Annual Report on Form 10-K with the SEC on March 20, 2006. A copy of this report is included with these materials.

By Order of the Board of Directors

By:	/s/ Susan Strausberg
Susan Strausberg President and Chief Executive Officer

Dated: April 24, 2006

EDGAR ONLINE, INC.

PROXY

ANNUAL MEETING OF STOCKHOLDERS, MAY 31, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EDGAR ONLINE, INC.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held May 31, 2006 and the Proxy Statement and appoints Susan Strausberg, Chief Executive Officer, President and Secretary, and Greg D. Adams, Chief Financial Officer and Chief Operating Officer, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of EDGAR Online, Inc. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Company’s offices, 50 Washington Street, Norwalk, Connecticut 06854 on Wednesday, May 31, 2006 at 10:00 a.m. local time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side of this proxy.

1. To elect seven (7) directors to serve for one-year terms ending in the year 2007 or until each of their successors are duly elected and qualified;

Greg D. Adams Elisabeth DeMarse Richard L. Feinstein Mark Maged Douglas K. Mellinger Marc Strausberg Susan Strausberg	☐	FOR all nominees listed at left (except as written below to the contrary)	☐	WITHHOLD AUTHORITY TO VOTE for all nominees listed at left

Instruction: To withhold authority to vote for an individual nominee, write the nominee’s name in the space provided above.

2. To ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006.

☐  FOR     ☐  AGAINST    ☐  ABSTAIN

3. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

☐  FOR     ☐  AGAINST    ☐  ABSTAIN

The Board of Directors recommends a vote IN FAVOR OF the directors listed above and a vote IN FAVOR OF the proposal to ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company. This proxy, when properly executed, will be voted as specified above. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE DIRECTORS LISTED ABOVE AND TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY WITH RESPECT TO ANY OTHER MATTERS THAT COME BEFORE THE ANNUAL MEETING.

1

PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED FOR THIS PURPOSE.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority: __________________________

Please sign your name: _____________________________________

Signature(s) Signature if held jointly Date _____________________________________